Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Announces Transformational Acquisition

Purchase of Cineplex Digital Media Doubles Size of the Company, Expands North American Footprint, and Brings Significant Synergies; Investor Update Call Scheduled for 11:00AM EST Today

LOUISVILLE, KY – October 16, 2025 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage, media and AdTech solutions, today announced that it has entered into a share purchase agreement to acquire Cineplex Digital Media (“CDM”), an indirect wholly-owned subsidiary of Canadian-based Cineplex Inc. (TSX:CGX), for CAD 70 million in cash, subject to customary post-closing adjustments. CDM offers data-driven, experienced-based digital marketing solutions across five industry verticals in North America: Quick Service Restaurants (“QSR”); Financial Services; Retail; Malls and Real Estate; and Lotto. The firm posted sales of just under CAD $56 million in 2024 and is on track to deliver 25% growth in 2025, operating in over 6,000 locations and 30,000 end points – with such well-known brands Scotiabank, RBC, AMC Theatres, Tim Horton’s and most recently was announced as the exclusive partner for the planned North Carolina Education Lottery retail deployment. Over 60% of revenue is recurring in nature and approximately 84% of the organization’s 2024 sales were in Canada, with the rest in the U.S. The acquisition, expected to close in October, is anticipated to provide cost synergies of at least $10 million, across North America, on an annualized basis by the end of 2026 – reflecting operating efficiencies, margin enhancement opportunities, and application of the Company’s CMS and AdTech platforms.

Included in the transaction is Canada’s largest mall network. This is a Digital Out-of-Home (DOOH) media network of over 750 screens with exclusive media representation and revenue share with real estate partners across 95 shopping destinations, including the following:

●	76 of the 100 most productive Canadian shopping centers*
●	9 of the 10 busiest malls in Canada**, servicing about 750 million shopper visits annually
●	Canada’s first and only COOMB*** certified mall network

“We are thrilled to begin a new era at CRI with the acquisition of CDM,” said Rick Mills, Chief Executive Officer. “Through this transaction, we will double the size of the Company, significantly increase our operations outside the U.S., expand margins, and open new avenues for accelerating growth going forward. CDM is an established provider of digital solutions across North America, and the acquisition will be accretive to earnings almost immediately. Working with North Run Capital and First Merchants Bank, we are financing the acquisition through a combination of debt and equity, including a three-year, $36 million senior term loan. The expected synergies going forward make this very attractive for the future of our Company. Looking towards 2026, on a pro-forma adjusted basis, accounting for the synergies, revenue should exceed USD $100 million with Adjusted EBITDA margins in the high teens. Once all synergies are realized, Adjusted EBITDA margins should exceed 20% with significant free cash flow generation.

“CDM brings a strong, broad product portfolio of systems and solutions that improve the customer purchase experience at thousands of locations in Canada and the U.S. – driven by digital hardware installations, the management of retail media networks, professional support services, and content creation. It serves thousands of quick service restaurants, financial institutions, and retail establishments across North America and will immediately place us in a strong position to take advantage of the explosive growth in retail media networks. In addition, while CDM currently licenses technology from third-party providers, the combination with CRI – given our ReflectViewTM, ClarityTM, AdLogicTM AdServer, and AdLogic CPM+TM CMS and AdTech platforms – will provide the synergies to accelerate growth across our businesses. Overall, we believe CDM will rapidly elevate our data science and content capabilities while adding the scale we need to thrive in an increasingly competitive, rapidly expanding marketplace. Given CDM’s large customer base and operating footprint, we expect that our unified organization will see higher top line performance and improved bottom line results in the quarters to come. It’s truly a win-win for all involved – including our clients – and we could not be more excited to welcome CDM into the CRI family.”

CDM will become a wholly owned subsidiary of Creative Realities, and CDM’s current key operating leaders are expected to remain as employees.

CRI will finance the acquisition through a combination of debt and preferred equity, including a three-year, $36 million senior term loan with First Merchants Bank and $30 million of convertible preferred equity with a $3.00 conversion price provided by North Run Capital LP. Craig-Hallum served as Exclusive Placement Agent for the North Run financing.

Additional terms and conditions are disclosed in the Company’s related filings with the SEC. CRI expects to complete the CDM acquisition and related financings in October 2025.

Preliminary results for CRI’s third quarter indicate revenue coming in lower than expected at approximately $10.5 million and Adjusted EBITDA between $500K and $1MM. This is due in part, to a large order that slipped into Q4. In addition, the Company is taking a non-cash impairment charge for a software asset due to the wind down of CRI’s engagement with Stellantis in the U.S. Third quarter results are anticipated to be released on November 12, 2025. In light of the significance of the highly accretive CDM acquisition, CRI intends to provide an updated view for Q4 during the Q3 earnings call, given that CRI’s revenue and adjusted EBITDA will be substantially above current consensus estimates.

An investor update call is scheduled for Thursday October 16th at 11:00 EST. Registration is available at the link below:

https://bit.ly/CREXinvestorupdate

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its ClarityTM, ReflectViewTM, and iShowroomTM Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day to day management of Retail Media Networks to monetize on-premise foot traffic utilizing its AdLogicTM and AdLogic CPM+TM programmatic advertising platforms.

*Malls with the highest productivity (sales per square foot) in Canada (source: ICSC ’24)

**Source: RCC ‘19

***Canadian Out-of-Home Marketing and Measurement Bureau

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projects," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to satisfy applicable conditions precent to the closing of the CDM acquisition and related financings, our ability to integrate CDM’s business into our own and realize anticipated synergies, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/